Exhibit 1.1

INLAND REAL ESTATE CORPORATION

COMMON STOCK

UNDERWRITING AGREEMENT

May 12, 2009

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Wachovia Capital Markets, LLC

As Representatives of the Several
Purchasers named in Schedule A hereto

c/o Wachovia Capital Markets, LLC
375 Park Avenue

4th Floor

New  York, New York 10152

Dear Sirs and Mesdames:

1.             Introductory.  Inland Real Estate Corporation, a Maryland corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule A hereto (the “Purchasers”) an aggregate of 16,000,000 shares (the “Firm Shares”) of its common stock, $0.01 par value per share (the “Common Stock”).  In addition, the Company has granted the Purchasers an option to purchase up to an additional 2,400,000 shares (the “Optional Shares”) of Common Stock, as provided in Section 3.  The Firm Shares and, if and to the extent such option is exercised, the Optional Shares are collectively called the “Shares”.  Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wachovia Capital Markets, LLC have agreed to act as Representatives of the Purchasers (the “Representatives”) in connection with the offering and sale of the Shares.

The Company hereby confirms its agreements with the Purchasers as follows:

2.             Representations and Warranties of the Company.  The Company, as of the date hereof and as of the First Closing Date (as defined in Section 3), and as of the Optional Closing Date (as defined in Section 3), if any, represents and warrants to, and agrees with, each Purchaser that:

(a)           The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-158800), which contains a base prospectus (the “Base Prospectus”), to be used in connection with the public offering and sale of the Shares.  Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, at each time of effectiveness under the Securities Act of 1933 and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B under the Securities Act or the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), is called the “Registration Statement.”  Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the “Rule 462(b) Registration Statement,” and from and after the date of filing of the Rule 462(b) Registration Statement the term “Registration Statement” shall include the Rule 462(b) Registration Statement.  Any preliminary prospectus supplement to the Base Prospectus that describes the Shares and the offering thereof and is used prior to the filing of the Final Prospectus is called, together with the Base Prospectus, a “preliminary prospectus.”  The term “Prospectus” shall mean the final prospectus relating to the Shares that is first filed pursuant to Rule 424(b) after the date and time that this Agreement is executed and delivered by the parties hereto (the “Execution Time”).  Any reference herein to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act; any reference to any amendment or supplement to any preliminary prospectus or Prospectus shall be deemed to refer to and include any documents filed after the date of such preliminary prospectus or Prospectus, as the case may be, under the Exchange Act, and incorporated by reference in such preliminary prospectus or Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement.  The Company meets the requirements for use of Form S-3 under the Securities Act.

(b)           The Registration Statement has been declared effective by the Commission under the Securities Act.  The Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information.  No stop order suspending the effectiveness of the Registration Statement is in effect, the Commission has not issued any order or notice preventing or suspending the Registration Statement, any preliminary prospectus or the Prospectus and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission.

Each preliminary prospectus and the Prospectus, when filed, complied in all material respects with the Securities Act.  Each of the Registration Statement and any post-effective amendment thereto, at each time of effectiveness and at the date hereof, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.  The Prospectus (including any Prospectus wrapper), as amended or supplemented, as of its date, at the date hereof, at the time of any filing pursuant to Rule 424(b) under the Securities Act, at the First Closing Date and at the Optional Closing Date, did not and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding two sentences do not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto, or the Prospectus or any amendments or supplements thereto, based upon and in conformity with written information furnished to the Company by any Purchaser through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 6(b) hereof.  There is no contract or other document required to be described in the Prospectus or to be filed as an exhibit to the Registration Statement that has not been described or filed as required.

The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable.  Any further documents to filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder.

(c)           The term “General Disclosure Package” shall mean (i) the Base Prospectus, including any preliminary prospectus supplement, (ii) each issuer free writing prospectus as defined in Rule 433 under the Securities Act (each, an “Issuer Free Writing Prospectus”), if any, identified in Schedule B hereto, (iii) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the General Disclosure Package and (iv) a schedule indicating the number of Shares being sold and the price at which the Shares will be sold to the public.  As of 7:30 a.m. (New York time) on the date of execution and  delivery of this Agreement (the “Applicable Time”), the General Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from the General Disclosure Package based upon and in conformity with written information furnished to the Company by any Purchaser through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Purchaser consists of the information described in such Section 6(b) hereof.

The term “Information 8-Ks” shall mean (i) the Company’s Current Report on Form 8-K with respect to the offering and certain guidance filed with the Commission on May 11, 2009 and (ii) the Company’s Current Report on Form 8-K with respect to the offering and certain guidance filed with the Commission on May 12, 2009.

(d)           (i) At the earliest time after the filing of the Registration Statement relating to the Shares that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act and (ii) as of the date of execution and delivery of this Agreement (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405 of the Securities Act, without taking into account of any determination by the Commission pursuant to Rule 405 under the Securities Act) that it is not necessary that the Company be considered an Ineligible Issuer.

(e)           Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the offering of Shares under this Agreement or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, including any prospectus or prospectus supplement that is or becomes part of the Registration Statement.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Company has promptly notified or will promptly notify the Representatives and has promptly amended or supplemented or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict.  The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Purchaser through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Purchaser consists of the information described in Section 6(b) hereof.

(f)            The statements in the General Disclosure Package and the Prospectus under the headings “U.S. Federal Income Tax Considerations”, “Plan of Distribution” and “Underwriting” (except for statements under the heading “Underwriting—“Sales Outside the United States”), insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

(g)           The Company has not distributed and will not distribute, prior to the latter of the Optional Closing Date and the completion of the Purchasers’ distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than a preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus reviewed and consented to by the Representatives or included in Schedule B hereto or the Registration Statement.

(h)           The Shares to be purchased by the Purchasers from the Company have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company to the Purchasers pursuant to this Agreement on the First Closing Date and the Optional Closing Date for the consideration set forth herein, will be validly issued, fully paid and nonassessable.

(i)            There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Shares.

(j)            The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland; the Company has corporate power and authority to own, lease and operate its properties and conduct its business as described in the General Disclosure Package and the Prospectus; the Company is duly qualified as a foreign corporation to transact business and is in good standing in the State of Illinois and the State of Minnesota; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, except where the failure to be so qualified or in good standing would not have a material adverse effect on the condition (financial or other), or the earnings, business, properties or results of operations of the Company and its subsidiaries considered as one enterprise (“Material Adverse Effect”).

(k)           Attached hereto as Annex I is a true and complete list of all subsidiaries of the Company and all other corporations, partnerships, joint ventures, limited liability companies and other entities in which the Company directly or indirectly owns capital stock or any other equity or ownership interest.  Annex I accurately sets forth the jurisdiction of organization of, and the Company’s approximate percentage ownership interest in, each such subsidiary and other entity.  The Company does not have any subsidiaries other than those listed on Annex I and, except as set forth in Annex I, the Company does not directly or indirectly own any capital stock or other equity or other ownership interests in any corporation, partnership, joint venture, limited liability company or other entity.  Annex I also correctly indicates whether each such subsidiary and other entity listed thereon is a corporation, partnership, limited liability company or other type of entity.

(l)            Each subsidiary of the Company has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization, has power and authority to own, lease and operate its property and conduct its business as described in the General Disclosure Package and the Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect; and (A) all of the issued and outstanding shares of capital stock of each such subsidiary that is a corporation have been duly authorized and validly issued, are fully paid and non-assessable and, except as set forth on Annex I, are and, at all times since the date on which such subsidiary was organized, have been owned by the Company, directly or through wholly owned subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, (B) all of the issued and outstanding limited liability company interests of each such subsidiary that is a limited liability company have been duly authorized and validly issued (under applicable law and the limited liability company agreement of such subsidiary), are fully paid and non-assessable and, except as set forth on Annex I, are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, and (C) all of the issued and outstanding limited and general partnership interests of each such subsidiary that is a partnership have been duly authorized (if applicable) and validly issued and, except as set forth on Annex I, are owned by the Company, directly or through subsidiaries free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

(m)          The Company and its subsidiaries own or possess or have obtained all material governmental licenses, permits, consents, orders, approvals and other authorizations necessary to lease or own, as the case may be, and to operate their respective properties and to carry on their respective businesses as contemplated in the General Disclosure Package and the Prospectus.

(n)           The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the General Disclosure Package and the Prospectus under the caption “Capitalization” (except for issuances between the date hereof and any Closing Date, if any, of Common Stock pursuant to employee benefit, employee and director stock option and dividend reinvestment plans or upon exchange of any exchangeable securities referred to in the General Disclosure Package and the Prospectus or other subsequent issuances of Common Stock referred to in the General Disclosure Package and the Prospectus).  The shares of issued and outstanding Common Stock have been duly authorized and validly issued, are fully paid and non-assessable, and none of the outstanding shares of Common Stock was issued in violation of any preemptive or other similar rights arising by operation of law, under the charter or by-laws of the Company, under any agreement or instrument to which the Company or any of its subsidiaries is a party or otherwise.  The Common Stock (including the Shares), the Company’s authorized preferred stock, par value $0.01 per share (the “Preferred Stock”) and the Company’s charter and by-laws conforms and will conform in all material respects to all of the respective statements relating thereto contained in the General Disclosure Package and the Prospectus; and the issuance of the Shares will not be subject to any preemptive or similar rights arising by operation of law, under the charter or by-laws of the Company, under any agreement or instrument to which the Company or any of its subsidiaries is a party or otherwise.  The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth or incorporated by reference in the General Disclosure Package and the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.  The outstanding shares of Common Stock are listed on the New York Stock Exchange (“NYSE”).

(o)           The Shares have been approved, orally or otherwise, for listing on the NYSE, subject only to official notice of issuance.

(p)           This Agreement has been duly authorized, executed and delivered by the Company.

(q)           The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them.

(r)            Except as disclosed in the General Disclosure Package and the Prospectus, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries, which might result in any Material Adverse Effect or which might materially and adversely affect the properties or assets of the Company or any of its subsidiaries.

(s)           The financial statements of the Company included in the General Disclosure Package and the Prospectus, together with the related notes and supporting schedules (if any), present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements and related notes and schedules have been prepared in conformity with the generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis.

(t)            KPMG LLP, who certified the financial statements and supporting schedules incorporated by reference in the General Disclosure Package and the Prospectus and whose report is incorporated by reference in the General Disclosure Package and the Prospectus is an independent registered public accounting firm as required by the Securities Act and the rules and regulations of the Commission thereunder.

(u)           Except as disclosed in the General Disclosure Package and the Prospectus, since the date of the latest audited financial statements included in the General Disclosure Package and the Prospectus there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, earnings, properties or results of operations of the Company and its subsidiaries taken as a whole, and, except as disclosed in or contemplated by the General Disclosure Package and the Prospectus and except for regular dividends payable on our common stock and the Preferred Stock, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(v)           The Company is not and, after giving effect to the offering and sale of the Shares as herein contemplated and the application of the proceeds thereof as described in the General Disclosure Package and the Prospectus, will not be required to be registered as an “investment company” as defined in the Investment Company Act of 1940.

(w)          Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws, certificate of limited partnership, limited partnership agreement, certificate of formation of a limited liability company, limited liability company agreement or other similar organizational certificates, instruments, agreements or documents (collectively, “Organizational Documents”), as the case may be; neither the Company nor any of its subsidiaries is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or any of its property or assets may be bound, except for such defaults which would not, individually or in the aggregate, have a Material Adverse

Effect; and the execution, delivery and performance of this Agreement, the consummation of the transactions contemplated herein (including, without limitation, the issuance and sale of the Shares), and compliance by the Company with its obligations hereunder, have been duly authorized by all necessary corporate action and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument, in each case, which is material to the Company and to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Organizational Documents of the Company or its subsidiaries or any applicable law, administrative regulation or administrative or court decree; and no consent, approval, authorization or order of any court or governmental authority or agency is required for the consummation by the Company of the transactions contemplated by this Agreement, except such as have been obtained or made by the Company and are in full force and effect under the Securities Act and applicable state laws, or except as shall be required to be obtained by the Company from the Financial Industry Regulatory Authority (“FINRA”).  Except as otherwise described in the General Disclosure Package and  the Prospectus, no subsidiary of the Company is a guarantor of, or is a party to or bound by any instrument or agreement pursuant to which it has guaranteed or may be required to guarantee or cause another subsidiary of the Company to guarantee, any borrowings or other indebtedness of the Company.  Except as otherwise described in the General Disclosure Package and the Prospectus, the Company is not a party to or bound by any instrument or agreement pursuant to which it is or may be required to cause any of its subsidiaries to guarantee any borrowings or other indebtedness of the Company.

(x)            Commencing with its taxable year that ended on December 31, 1995, the Company was organized in conformity with the requirements for qualification and taxation as a “real estate investment trust” (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”); and, through the date of this agreement it has met the requirements for qualification and taxation as a REIT under the Code. The Company’s proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT under the Code, including after consummation of the transactions contemplated by the General Disclosure Package and the Prospectus.  The United States Federal Income Tax Returns of the Company for all years of the Company ended on or prior to December 31, 2004 are closed; and the Company has filed United States Federal Income Tax Returns for each of its fiscal years through and including the fiscal year ended December 31, 2007.

(y)           Each entity listed on Annex I either qualifies as a partnership for federal, state and local income tax purposes or as a “qualified REIT subsidiary” within the meaning of Section 856(i) of the Code or as a “taxable REIT subsidiary” within the meaning of Section 856(l) of the Code or qualifies to be disregarded as an entity separate from the Company or one of its subsidiaries for federal, state and local income tax purposes and the securities the Company owns will not cause the Company to be treated as owning securities of taxable REIT subsidiaries within the meaning of Section

856(l) of the Code in excess of the permissible limits under Section 856(c)(4) of the Code.

(z)            The Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and files reports with the Commission on the Electronic Data Gathering Analysis and Retrieval (EDGAR) system, Interactive Data Electronic Applications (IDEA) system or any successor system or database.

(aa)         The Company has full right, power and authority to enter into this Agreement and to issue the Shares.

(bb)         Except as otherwise disclosed in the General Disclosure Package and the Prospectus, (A) the Company and its subsidiaries have good and marketable title in fee simple to all real property and improvements described in the General Disclosure Package and the Prospectus as being owned by the Company (none of which is leased by the Company or any of its subsidiaries, as lessee) and have acquired title insurance with respect to each of the properties described in the General Disclosure Package and the Prospectus as being owned by the Company or its subsidiaries; (B) neither the Company nor any of its subsidiaries nor any lessee of any portion of the real property or improvements of the Company or any of its subsidiaries is in default under any of the leases pursuant to which the Company or any of its subsidiaries leases (as lessor) its real property or improvements and the Company knows of no event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such leases, except such defaults that would not, individually or in the aggregate, have a Material Adverse Effect; (C) no tenant under any of the leases pursuant to which the Company or any of its subsidiaries leases any of its real property or improvements has an option or right of first refusal to purchase the premises demised under such lease; (D) all of the real property and improvements of the Company and its subsidiaries comply with all applicable codes and zoning laws and regulations, except for such failures to comply which would not, individually or in the aggregate, have a Material Adverse Effect; and (F) the Company has no knowledge of any pending or threatened condemnation, zoning change or other proceeding or action that would in any manner affect the size of, use of, improvements on, construction on, or access to any of the real property of the Company or any of its subsidiaries, except such proceedings or actions that would not, individually or in the aggregate, have a Material Adverse Effect.

(cc)         The Company maintains a system of internal control over financial reporting sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorizations; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Neither the Company nor any of its subsidiaries nor any of their respective employees or agents has made any payment of funds of the Company or any of its subsidiaries or received or retained any funds in violation of any law, rule or regulation.

(dd)         The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares in contravention of applicable law.

(ee)         Except as otherwise disclosed in the General Disclosure Package and the Prospectus (A) to the best knowledge and information of the Company, neither the Company nor any of its subsidiaries has at any time, and no other party has at any time, handled, buried, stored, retained, refined, transported, processed, manufactured, generated, produced, spilled, allowed to seep, leak, escape or leach, or pumped, poured, emitted, emptied, discharged, injected, dumped, transferred or otherwise disposed of or dealt with Hazardous Materials (hereinafter defined) on, to or from real property owned, leased or otherwise utilized by the Company or any of its subsidiaries or in which the Company or any of its subsidiaries has any ownership interest, including without limitation any subsurface soils and ground water (the “Premises”), except for such cases as (u) are disclosed in the General Disclosure Package and the Prospectus or (v) would not, individually or in the aggregate, have a Material Adverse Effect, (B) to the best knowledge and information of the Company, no seepage, leak, escape, leach, discharge, injection, release, emission, spill, pumping, pouring, emptying or dumping of Hazardous Materials from or to the Premises has occurred, except for such cases as (w) are disclosed in the General Disclosure Package and the Prospectus or (x) would not, individually or in the aggregate, have a Material Adverse Effect, (C) neither the Company nor any of its subsidiaries has received notice of any claim, or has knowledge of any occurrence or circumstance which with notice or passage of time or both would give rise to a claim, under or pursuant to any Environmental Statute (as hereinafter defined), except for such claims as (y) are disclosed in the General Disclosure Package and the Prospectus or (z) would not, individually or in the aggregate, have a Material Adverse Effect, and (D) to the best of Company’s knowledge and information, no part of the Premises is included or proposed for inclusion on the National Priorities List issued pursuant to CERCLA (hereinafter defined) by the United States Environmental Protection Agency (the “EPA”) or on the inventory of other potential “problem” sites issued by the EPA and has not otherwise been identified by the EPA as a potential CERCLA site or included or proposed for inclusion on any list or inventory issued pursuant to any other Environmental Statute or issued by any other Governmental Authority (hereinafter defined).  As used herein “Hazardous Material” shall include without limitation, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, or related materials, asbestos or any material containing asbestos, or any other substance or material as defined by any federal, state or local environmental law, ordinance, rule, or regulation including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et seq.) (“CERCLA”), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 6901 et seq.) and in the regulations adopted and publications promulgated pursuant to each of the foregoing (individually, an

“Environmental Statute”) or by any federal, state or local governmental authority having or claiming jurisdiction over the Premises (a “Governmental Authority”).

(ff)           The Company is in compliance with all provisions of the Sarbanes-Oxley Act of 2002 that are applicable to it.

(gg)         Except as disclosed in the General Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Purchaser for a brokerage commission.

(hh)         The Company has not taken and will not take any action, and has not omitted and will not omit to take any action, (including but not limited to issuing any press release relating to any Shares without an appropriate legend) which may result in the loss by any of the Purchasers of the ability to rely on any stabilization safe harbour provided by the Financial Services Authority under the Financial Services and Markets Act 2000 (the “FSMA”).

(ii)           The Company agrees with the Purchasers to make generally available to its stockholders as soon as practicable, but in any event not later than 16 months after the date hereof, an earnings statement covering a period of at least 12 months beginning after the date hereof and otherwise satisfying Section 11(a) of the Securities Act.

(jj)           Except as described in the General Disclosure Package and the Prospectus, with respect to the stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company and its subsidiaries (the “Company Stock Plans”), (i) each Stock Option designated by the Company at the time of grant as an “incentive stock option” under Section 422 of the Code, so qualifies, (ii) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each such grant was made in accordance with the terms of the Company Stock Plans, the Exchange Act and all other applicable laws and regulatory rules or requirements, including the rules of the NYSE and any other exchanges on which the Company’s securities are traded, (iv) the per share exercise price of each Stock Option was equal to or greater than the fair market value of a share of Common Stock on the applicable Grant Date and (v) each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company and disclosed in the Company’s filings with the Commission in accordance with the Exchange Act and other applicable laws.  The Company has not knowingly granted, and there is no and has been no policy or practice of the Company of granting, Stock Options prior to, or otherwise coordinating the grant of Stock Options with, the release or other public announcement of material information regarding the Company or its subsidiaries or their results of operations or prospects.

(kk)         The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

3.             Purchase and Offering of Shares.

(a)           On the basis of the representations, warranties, covenants and agreements herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to the several Purchasers, and each of the Purchasers agrees, severally and not jointly, to purchase from the Company, the respective number of Firm Shares set forth opposite the names of the several Purchasers in Schedule A hereto.  The purchase price per Firm Share to be paid by the several Purchasers to the Company shall be $6.2075 per share.

(b)           Delivery of the Firm Shares to be purchased by the Purchasers and payment therefor shall be made at the offices of Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022 (or such other place as may be agreed to by the Company and the Representatives) at 9:00 A.M. (New York time), on May 15, 2009, or at such other time not later than seven full business days thereafter as the Representatives and the Company determine, such time being herein referred to as the “First Closing Date”.

(c)           In addition, on the basis of the representations, warranties, covenants and agreements herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the several Purchasers to purchase, severally and not jointly, up to an aggregate of 2,400,000 Optional Shares from the Company at the purchase price per share to be paid by the Purchasers for the Firm Shares.  The option granted hereunder may be exercised at any time and from time to time upon notice by the Representatives to the Company, which notice may be given at any time within 30 days from the date of this Agreement.  Such notice shall set forth (i) the aggregate number of Optional Shares as to which the Purchasers are exercising the option, (ii) the names and denominations in which the certificates for the Optional Shares are to be registered and (iii) the time, date and place at which such certificates will be delivered (which time and date may be simultaneous with, but not earlier than, the First Closing Date. Each time and date of delivery of and payment for the Optional Shares being herein referred to as the “Optional Closing Date”, which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”) and shall be determined by the Representatives and shall not be earlier than three nor later than five business days after delivery of such notice of exercise.  If any Optional Shares are purchased, each Purchaser agrees, severally and not jointly, to purchase the number of Optional Shares (subject to adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Optional Shares to be purchased as the total number of Firm Shares.

(d)           The Representatives hereby advises the Company that the Purchasers intend to offer for sale to the public, as described in the Prospectus, their respective portions of the Shares as soon after this Agreement has been executed and the Registration Statement has been declared effective as the Representatives, in their sole judgment, has determined is advisable and practicable.

(e)           Payment for the Shares shall be made on the First Closing Date (and, if applicable, on any Optional Closing Date) by wire transfer of immediately available federal (same day) funds by wire transfer drawn to the order of the Company.

(f)            It is understood that the Representatives have been authorized, for their own accounts and the accounts of the several Purchasers, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Shares and any Optional Shares the Purchasers have agreed to purchase.  The Representatives may (but shall not be obligated to) make payment for any Shares to be purchased by any Purchaser whose funds shall not have been received by the Representatives by the First Closing Date or any Optional Closing Date, as the case may be, for the account of such Purchaser, but any such payment shall not relieve such Purchaser from any of its obligations under this Agreement.

(g)           Delivery of the Firm Shares and the Optional Shares shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.  Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Purchasers.

4.             Certain Agreements of the Company.  The Company agrees with the several Purchasers that:

(a)           During the period beginning at the Applicable Time and ending on the later of the Closing Date or such date, as in the opinion of counsel for the Purchasers, the Prospectus is no longer required by law to be delivered in connection with sales by a Purchaser or dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, the General Disclosure Package or the Prospectus (including any amendment or supplement through incorporation by reference of any report filed under the Exchange Act), the Company shall furnish to the Representatives for review a copy of each such proposed amendment or supplement, and the Company shall not file or use any such proposed amendment or supplement to which the Representatives reasonably object.

(b)           After the date of this Agreement, the Company shall promptly advise the Representatives in writing (i) when the Registration Statement, if not effective at the Execution Time, shall have become effective, (ii) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (iii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus or the Prospectus, (iv) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order or notice preventing or suspending the use of the Registration Statement, any preliminary prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes.  The Company shall use its best efforts to prevent the issuance of any such stop order or notice of prevention or suspension of such use.  If the Commission shall enter any such stop order or issue any such notice at any time, the Company will use its best efforts to obtain the lifting or reversal of such order or notice at the earliest possible moment, or, subject to Section 4(a), will file an amendment to the Registration Statement or will file a new registration statement and use its best efforts to have such amendment or new registration statement declared effective as soon as practicable.  Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b) and 430B, as applicable, under the Securities Act, including with respect to the timely filing of documents thereunder, and will use its reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) under the Securities Act were received in a timely manner by the Commission.

(c)           During the Prospectus Delivery Period, the Company will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act.

(d)           If, during the Prospectus Delivery Period, any event or development shall occur or condition exist as a result of which the General Disclosure Package or the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading, or if it shall be necessary to amend or supplement the General Disclosure Package or the Prospectus, or to file under the Exchange Act any document incorporated by reference in the General Disclosure Package or the Prospectus, in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading, or if in the opinion of the Representatives it is otherwise necessary or advisable to amend or supplement the Registration Statement, the General Disclosure Package or the Prospectus, or to file under the Exchange Act any document incorporated by reference in the General Disclosure Package or the Prospectus, or to file a new registration statement containing the Prospectus, in order to comply with law, including in connection with the delivery of the Prospectus, the Company agrees to (i) notify the Representatives of any such event or condition and (ii) promptly prepare (subject to Section 4(a) and 4(e) hereof), file with the Commission (and use its best efforts to have any amendment to the Registration Statement or any new registration statement declared effective) and furnish at its own expense to the Purchasers and to dealers, amendments or supplements to the Registration Statement, the General Disclosure Package or the Prospectus, or any new registration statement, necessary in order to make the statements in the General Disclosure Package or the Prospectus as so amended or supplemented, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading or so that the Registration Statement, the General Disclosure Package or the Prospectus, as amended or supplemented, will comply with law.

(e)           The Company represents that it has not made, and agrees that, unless it obtains the prior written consent of the Representatives, it will not make, any offer relating to the Shares that constitutes or would constitute an Issuer Free Writing Prospectus or that otherwise constitutes or would constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act) or a portion thereof required to be filed by the Company with the Commission or retained by the Company under Rule 433 under the Securities Act; provided that the prior written consent of the Representatives hereto shall be deemed to have been given in respect of the Free Writing Communications included in Schedule B hereto.  Any such free writing prospectus consented to by the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus”.  The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 under the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(f)            The Company agrees to furnish the Representatives, without charge, during the Prospectus Delivery Period, as many copies of the Prospectus and any amendments and supplements thereto (including any documents incorporated or deemed incorporated by reference therein) and the General Disclosure Package as the Representatives may request.

(g)           The Company will furnish to the Representatives and counsel for the Purchasers signed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by a Purchaser or dealer may be required by the Securities Act, as many copies of each preliminary prospectus, the Prospectus and any supplement thereto and the General Disclosure Package as the Representatives may reasonably request.

(h)           The Company shall cooperate with the Representatives and counsel for the Purchasers to qualify or register the Shares for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial Securities laws or other foreign laws of those jurisdictions designated by the Representatives, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Shares.  The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation, other than those arising out of the offering or sale of the Shares in any jurisdiction where it is not now so subject.  The Company will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(i)            The Company shall apply the net proceeds from the sale of the Shares sold by it in the manner described under the caption “Use of Proceeds” in the General Disclosure Package and the Prospectus.

(j)            The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Common Stock.

(k)           The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Common Stock, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Shares to the Purchasers, (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each Issuer Free Writing Prospectus, each preliminary prospectus and the Prospectus, and all amendments and supplements thereto, and this Agreement, and (vi) the fees and expenses associated with listing of the Shares on the NYSE.  In connection with the offering, until the Representatives shall have notified the Company and the other Purchasers of the completion of the resale of the Shares, neither the Company nor any of its affiliates, either alone or with one or more other persons, has bid for or purchased or will bid for or purchase for any account in which it or any of its affiliates has a beneficial interest any Shares or attempt to induce any person to purchase any Shares; and neither it nor any of its affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Shares.

(l)            As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement (which need not be audited) covering the twelve-month period ending June 30, 2010 that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

(m)          During the Prospectus Delivery Period the Company shall file, on a timely basis, with the Commission and the NYSE all reports and documents required to be filed under the Exchange Act.

(n)           The Company will use its best efforts to list, subject to notice of issuance, the Shares on the NYSE.

(o)           For a period of 90 days after the date of the Prospectus, the Company, without the prior written consent of the Representatives, will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.  The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) the issuance by the Company of shares of Common Stock or options, rights or other securities convertible into or exercisable for shares of Common Stock pursuant to any equity incentive plan, stock ownership or purchase plan, dividend reinvestment plan or other equity plan of the Company in effect as of the date of the Prospectus, or (C) the issuance by the Company of shares of Common Stock issuable upon the conversion or exchange of securities or the exercise of warrants or options outstanding as of the date of the Prospectus. Notwithstanding the foregoing, if (x) during the last 17 days of the 90-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs, or (y) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions imposed in this clause shall continue to apply until the expiration of the 18-day period beginning on the date of the issuance of the earnings release or the occurrence of the material news or material event.

(p)           The Company will comply with all applicable securities laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and, except where the failure to comply would not, individually or in the aggregate, have a Material Adverse Effect, all other applicable laws, rules and regulations, and use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, except where the failure to comply would not, individually or in the aggregate, have a Material Adverse Effect.

(q)           The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company or any of its subsidiaries to register as an investment company under the Investment Company Act.

(r)            The Company will enforce all existing agreements between the Company and any of its security holders that prohibit the sale, transfer, assignment, pledge or hypothecation of any of the Company’s securities.  In addition, the Company will direct the transfer agent to place stop transfer restrictions upon any such securities of the Company that are bound by such existing “lock-up” agreements for the duration of the periods contemplated in such agreements.

(s)           The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(t)            The Company will use its best efforts to continue to meet the requirements to qualify as a “real estate investment trust” under the Code.

5.             Conditions of the Obligations of the Purchasers.  The obligations of the several Purchasers to purchase and pay for the Firm Shares on the First Closing Date and for the Optional Shares on each Optional Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company herein, the accuracy of the statements of Company officers made pursuant to the provisions hereof, the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a)           The Purchasers shall have received a letter, dated the date of hereof, of KPMG LLP, independent accountants for the Company, in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the General Disclosure Package and the Prospectus.

(b)           From the period from and after the execution of this Agreement and prior to the First Closing Date and, with respect to the Optional Shares, any Optional Closing Date: (i) the Company shall have filed the Prospectus with the Commission (including the information required by Rule 430B under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by Rule 430B under the Securities Act, and such post-effective amendment shall have become effective; (ii) all material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time periods prescribed for such filings under such Rule 433 under the Securities Act; (iii) no stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings fur such purpose shall have been instituted or threatened by the Commission; and (iv) FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(c)           Subsequent to the execution of this Agreement, there shall not have occurred (i)  any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as one enterprise which, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Shares; (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S. or international financial, political or economic conditions or exchange rates or exchange controls as would in the judgment of the Representatives be likely to prejudice materially the success of the proposed issue, sale or distribution of the Shares, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the NYSE, or any setting of minimum prices for trading on such exchange; (v) or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by U.S. Federal or New York authorities; (vii) any major disruption in commercial banking, settlements of securities or clearance services; or (viii) any attack on, outbreak or escalation of hostilities or acts of terrorism in which the United States is involved, any declaration of war by Congress or any other national or international calamity or emergency if, in the reasonable judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Shares.

(d)           The Purchasers shall have received the opinions and negative assurance letter, dated such Closing Date, of Shefsky & Froelich Ltd., counsel for the Company, in form and substance satisfactory to the Representatives, substantially to the effect set forth in Annex II hereto.

(e)           The Purchasers shall have received an opinion, dated such Closing Date, of Venable LLP, Maryland counsel for the Company, in form and substance satisfactory to the Representatives, substantially to the effect set forth in Annex III hereto.

(f)            The Purchasers shall have received from Shearman & Sterling LLP, counsel for the Purchasers, such opinion or opinions, dated such Closing Date, in form and substance satisfactory to the Representatives.

(g)           The Purchasers shall have received a certificate, dated each Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers shall state that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date and that, subsequent to the date of the most recent financial statements in the General Disclosure Package and the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in or contemplated by the General Disclosure Package or as described in such certificate.

(h)           The Purchasers shall have received a letter, dated such Closing Date, of KPMG LLP to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (a) of this Section 7, except that the specified date referred to in such subsection will be a date not more than three days prior to such Closing Date for the purposes of this subsection.

(i)            On or prior to the date of this Agreement, the Purchasers shall have received lock-up letters from each of the executive officers and directors of the Company substantially in the form of Exhibit A hereto; provided, however, the parties agree that the lock-up letter from Daniel L. Goodwin will differ from the form attached as Exhibit A and will allow him to pledge certain shares notwithstanding the general prohibition against pledges.

(j)            The Firm Shares, as of the First Closing Date and any Optional Shares, as of each Optional Closing Date, shall have been listed and admitted and authorized for trading on the NYSE, and satisfactory evidence of such actions shall have been provided to the Representatives.

The Company will furnish the Purchasers with such conformed copies of such opinions, certificates, letters and documents as the Purchasers reasonably request.  The Representatives may in their sole discretion waive on behalf of the Purchasers compliance with any conditions to the obligations of the Purchasers under this Agreement.

6.             Indemnification and Contribution.  (a)  The Company will indemnify and hold harmless each Purchaser, its partners, directors and officers and each person, if any, who controls such Purchaser within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such Purchaser may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based (i) upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part therof pursuant to Rule 430A, Rule 430B or Rule 430C under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement of a material fact contained in the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) or any prospectus wrapper material distributed in Canada, or in the Information 8-Ks, or the omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each Purchaser for any legal or other expenses reasonably incurred by such Purchaser in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Purchaser through the Representatives, if any, specifically for use therein, it being understood and agreed that the only such information furnished by any Purchaser consists of the information described as such in subsection (b) below.

(b)           Each Purchaser will severally and not jointly indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Purchaser through the Representatives, if any, specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Purchaser consists of: the following information under the caption “Underwriting” in the Prospectus: (i) the first and second sentences of the fourth paragraph; and (ii) the first, second and third paragraphs under the caption “Underwriting—Price Stabilization and Short Positions.”

(c)           Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liabilities that it may have to an indemnified party otherwise than under subsection (a) or (b) above.  In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or behalf of an indemnified party.

(d)           If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Purchasers on the other from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of Shares (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Purchasers.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state any material fact relates to information supplied by the Company or the Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d).  Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Purchasers’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)           The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Purchaser within the meaning of the Securities Act; and the obligations of the Purchasers under this Section shall be in addition to any liability which the respective Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Securities Act.

7.             Default of Purchasers.  If any Purchaser or Purchasers default in their obligations to purchase Shares hereunder on either the First Closing Date or any Optional Closing Date and the aggregate number of Shares that such defaulting Purchaser or Purchasers agreed but failed to purchase does not exceed 10% of the aggregate number of Shares to be purchased on such date, the Purchasers shall be obligated to purchase on such Closing Date, the Representatives may make arrangements satisfactory to the Company for the purchase of such Shares by other persons, including any of the Purchasers, but if no such arrangements are made by such Closing Date, the non-defaulting Purchasers shall be obligated severally, in the proportions that the number of Firm Shares set forth opposite proportion to their respective names in Schedule A hereto, bear to the aggregate number of Shares set forth opposite the names of all such non-defaulting Purchasers (including the provisions of this Agreement), to purchase the Shares that such defaulting Purchasers agreed but failed to purchase.  If, on the First Closing Date, any Purchaser or Purchasers so default and the aggregate number of Firm Shares with respect to which such default or defaults occur exceeds 10% of the aggregate number of Firm Shares and arrangements satisfactory to the Representatives and the Company for the purchase of such Firm Shares by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Purchaser or the Company, except as provided in Section 8.  If, on the Optional Closing Date, any Purchaser or Purchasers so default and the aggregate number of Optional Shares with respect to which such default or defaults occur exceeds 10% of the aggregate number of Optional Shares and arrangements satisfactory to the Representatives and the Company for the purchase of such Optional Shares by other persons are not made within 36 hours after such default, the non-defaulting Purchasers shall have the option to (i) terminate their obligation under this Agreement to purchase Optional Shares or (ii) purchase not less than the number of Optional Shares that such non-defaulting Purchasers would have been obligated to purchase in the absence of such default.  As used in this Agreement, the term “Purchaser” includes any person substituted for a Purchaser under this Section.  Nothing herein will relieve a defaulting Purchaser from liability for its default.

8.                                       Survival of Certain Representations and Obligations.  The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Purchaser, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Shares.  If this Agreement is terminated pursuant to Section 9 or if for any reason the purchase of the Shares by the Purchasers is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company and the Purchasers pursuant to Section 8 shall remain in effect.  If the purchase of the Shares by the Purchasers is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 7 or the occurrence of any event specified in clause (iii), (iv), (v), (vi), (vii) or (viii) of Section 5(c), the Company will reimburse the Purchasers for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Shares.

9.                                       Notices.  All communications hereunder will be in writing and, if sent to the Purchasers, will be mailed, delivered or telegraphed and confirmed to them at Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, New York 10036, Attention:  Syndicate Department, Facsimile No.: (646) 855-3073, with a copy to Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, New York 10036, Attention:  ECM Legal, Facsimile No.: (212) 230-8730 and Wachovia Capital Markets, LLC, 375 Park Avenue, New York, New York 10152, Attention: Equity Capital Markets, Facsimile No.:  (212) 214-5918 or, if sent to the Company, will be mailed, delivered or facsimiled and confirmed to it at Inland Real Estate Corporation, 2901 Butterfield Road, Oak Brook, Illinois, Attention:  Chief Financial Officer.

10.                                 Successors.  This Agreement will inure to the benefit of and be binding upon the Company and the Purchasers and their respective successors and the officers and directors and controlling persons referred to in Section 6, and no other person will have any right or obligation hereunder.

11.                                 Representation of Purchasers.  The Representatives will act for the several Purchasers in connection with the financing described in this Agreement, and any action under this Agreement taken by the Representatives will be binding upon all the Purchasers.

12.                                 Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

13.                               Applicable Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to the Terms Agreement (including the provisions of this Agreement) or the transactions contemplated thereby.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Purchasers in accordance with its terms.

Very truly yours,

INLAND REAL ESTATE CORPORATION

By	/s/ Mark Zalatoris
Name: Mark Zalatoris
Title: President

SIGNATURE PAGE TO PURCHASE AGREEMENT

The foregoing Agreement is hereby confirmed and
accepted as of the date first above written.

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Pete Chapman
Name: Pete Chapman
Title: Managing Director, Equity Capital Markets

WACHOVIA CAPITAL MARKETS, LLC

By:	/s/ David Herman
Name: David Herman
Title: Director

SIGNATURE PAGE TO PURCHASE AGREEMENT